Exhibit 16.1

                               February 10, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


RE: China Biopharmaceuticals Holdings, INC.
    FILE REF. NO. 814-00063

We were previously the principal accountants for China Biopharmaceuticals Holdings, Inc (Formerly Globus Growth Group Inc.) for the period from September 9, 2004 through February 8, 2005. On February 8, 2005, our appointment as principal accountants was terminated. We have read China Biopharmaceuticals Holdings, Inc.'s statements included under Item 4.01 of its Form 8-K dated February 10, 2005, and we agree with the statements made in response to that
Item insofar as they relate to our Firm.



                                                    Very truly yours,


                                                     /s/WEINBERG & COMPANY, P.A.
                                                    ----------------------------
                                                    WEINBERG & COMPANY, P.A.
                                                    Certified Public Accountants